UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 23, 2014

Date of Report (Date of earliest event reported)

WHITE MOUNTAINS INSURANCE GROUP, LTD.

(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	1-8993 (Commission file number)	94-2708455 (I.R.S. Employer Identification No.)

80 South Main Street, Hanover, New Hampshire 03755
(Address of principal executive offices)

(603) 640-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.

OneBeacon Insurance Group, Ltd. has closed the previously announced sale of its runoff business to an affiliate of Armour Group Holdings Limited. The sale includes the transfer of legal entities that contain the assets, liabilities and capital supporting the runoff business, as well as certain infrastructure, such as staff and office space.

Item 9.01    Financial Statements and Exhibits.

(b)     Pro Forma Financial Information

The assets and liabilities of the runoff business were reported as assets and liabilities held for sale, and the results of operations of the runoff business were reported as discontinued operations, in the audited consolidated financial statements and notes thereto included in White Mountains Insurance Group, Ltd.’s (the “Company”) Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and the unaudited consolidated financial statements and notes thereto included in the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014, June 30, 2014 and September 30, 2014. Accordingly, the Company has not included pro forma financial statements in this Item 9.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
DATED: December 23, 2014	By:	/s/ J. BRIAN PALMER J. Brian Palmer Vice President and Chief Accounting Officer